Exhibit 10.7.8

[STATE STREET LOGO APPEAR HERE]

Nancy E. Grady Senior Vice President 2 Avenue de Lafayette, LCC2 Boston, MA 02111 617-664-5610 (Tel) negrady@statestreet.com

VIA OVERNIGHT COURIER

AND FAX: 312-988-5032

December 18, 2008

ABA Retirement Funds
541 North Fairbanks Court
Chicago, IL 60611-3314
Attention:	Scarlett Ungurean
Executive Director

RE:	Administrative and Investment Services Agreement

Notice of Termination

Ladies and Gentlemen:

ABA Retirement Funds (formerly, American Bar Retirement Association) (“ABA RF”) and State Street Bank and Trust Company (“State Street”) have entered into an Administrative and Investment Services Agreement, dated November 18, 2002, as amended from time to time (the “AISA Agreement”), for the provision of certain trustee, administrative and recordkeeping services for the American Bar Association/State Street Collective Trust (the “ABA Members Collective Trust”). In addition, State Street Bank and Trust Company of New Hampshire (SSNH”) serves as Trustee of the ABA Members Collective Trust pursuant to the substitution of SSNH for State Street as trustee of such trust, as set forth in Amendment No. 1, dated November 1, 2004, to the AISA Agreement.

State Street values the relationship it has developed with ABA RF over the years and understands ABA RF’s business needs to seek other partners. State Street acknowledges that ABA RF has entered into a Fiduciary Services Agreement (“FSA”) with The Northern Trust Company, pursuant to which Northern Trust Investments, N.A., will succeed to SSNH as trustee of the ABA Members Collective Trust effective July 1, 2009, or such other date as the parties may agree. State Street further acknowledges that ABA RF has entered into a Program Services Agreement (the “PSA”) with ING Life Insurance and Annuity Company (“ILIAC”) pursuant to which ILIAC will perform the administrative and other services required of State Street under the AISA Agreement, effective May 1, 2009, or such earlier date as may be agreed to by the parties. State Street will cooperate with ABA RF under the terms of the AISA Agreement to achieve a successful transition to such other providers. Due to the restrictive nature of the termination provisions of the AISA Agreement, however, and in anticipation of the implementation of the above-described FSA and the PSA, State Street seeks to obtain certainty, to the extent possible, concerning the termination date of the various services provided to the ABA Members Collective Trust. Accordingly, pursuant to Section 15.01 of the ASIA Agreement, as amended as recently as September 29, 2008, State Street hereby provides to ABA RF the required nine (9) months’ notice to terminate the AISA Agreement as to all services provided under such agreement, effective as of September 30, 2009, subject to the earlier implementation of the FSA and the PSA. This letter shall be deemed the Notice of Termination to ABA RF pursuant to such Section 15.01.

State Street has no plans to terminate any of the advisors to the ABA Members Collective Trust and will consult with ABA RF prior to any such action. In addition, State Street will continue to be retained as custody and accounting agent as well as securities lending agent for the ABA Members Collective Trust through the final date of services.

State Street’s agreement with CitiStreet, LLC (renamed ING Institutional Plan Services LLC following its acquisition by ING) for the provision of certain administrative services to the ABA Members Collective Trust, which agreement is referenced in Section 12.15 of the ASIA Agreement and which is dated as of April 1, 2000 (the “CitiStreet Agreement”), by its terms, will terminate automatically upon the cessation of the provision of services by State Street to ABA RF. We understand that implementation of the PSA will have the effect of relieving State Street of the obligations under AISA relating to the CitiStreet Agreement from and after the effective date of the PSA. State Street will be pleased to provide assistance with the transition to ILIAC.

State Street looks forward to working with ABA RF, The Northern Trust Company and ILIAC to effect a successful transition of services. We wish you the best as you pursue your business strategies.

Sincerely,

/s/ Nancy Grady
Nancy Grady
Senior Vice President

cc:	Mary Moran Zeven, Esq.

Robert Ferencz, Esq.
Sidley Austin LLP
One South Dearborn
Chicago, IL 60603
Fax: 312-853-7036

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